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                                                                     EXHIBIT A

                          MARTIN CURRIE BUSINESS TRUST

                             SUBSCRIPTION AGREEMENT
                                       for
                          Shares of Beneficial Interest

                                                               Amount of
                                                               Subscription
                                                               (US$)


         MCBT Opportunistic EAFE Fund                          -------------

         MCBT Global Emerging Markets Fund                     -------------

         MCBT Japan Small Companies Fund                       -------------


         MCBT Asia Pacific Fund                                -------------

         MCBT EMEA Fund                                        -------------

                  Total Amount Subscribed  $____________

                             SUBSCRIBER INFORMATION

Name of Subscriber:

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(hereinafter "SUBSCRIBER")

Name for Registration

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(if different from above)

Person Signing (if different):

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Capacity (if applicable):

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Address:

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             (Number and Street)

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             (City)                      (State)                  (Zip Code)

Telephone:

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Fax:

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                                BANK INFORMATION

Bank Name:

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ABA Number:

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Address:

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             (Number and Street)

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             (City)                      (State)                  (Zip Code)

Telephone:

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Fax:

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Account Name:

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Account Number:

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SUBSCRIBER hereby agrees as follows:

1. SUBSCRIBER hereby subscribes for shares of beneficial interest in the one or more series (each a "Fund") of Martin Currie Business Trust (the "Trust") indicated above and in the dollar amount(s) set forth above. Upon completion of this Subscription Agreement, SUBSCRIBER should send this agreement by telecopy and courier to:

                  Martin Currie Business Trust
                  c/o Martin Currie, Inc.
                  20 Castle Terrace
                  Edinburgh, Scotland
                  United Kingdom EH1 2ES
                  ATTENTION:  Timothy Hall
                  TELECOPY:  011-44-131-479-4747

         After the Trust has reviewed the completed Subscription Agreement, SUBSCRIBER will receive telephonic notice of the acceptance or non-acceptance of the subscription. If the subscription is accepted by the Trust, SUBSCRIBER agrees to wire immediately available funds in the amounts indicated on the cover of this Subscription Agreement to:

                  State Street Bank and Trust Company
                  Boston, Massachusetts
                  ABA # 011000028

                  BNF = AC-42306662 "Mutual Fund F/B/O
                  Martin Currie Business Trust"

                  OBI = "NAME OF FUND"
                  Shareholder Name

2. SUBSCRIBER agrees that, unless the Trust is otherwise specifically notified, this subscription will be treated as a subscription for shares of beneficial interest in the indicated Funds (the "Shares") to become effective as of the first day of the month following the satisfaction of all of the conditions specified in Section 3 of this Subscription Agreement unless otherwise agreed by the Trust. Any funds received by the Trust before such date will be held for investment on such first day of the month.

3. SUBSCRIBER understands and agrees that this subscription for the Shares is ineffective and that SUBSCRIBER will not become a shareholder of the Trust until (i) SUBSCRIBER completes all applicable information requested in this Subscription


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         Agreement, (ii) SUBSCRIBER executes this Subscription Agreement and delivers it to the Trust, (iii) the Subscription Agreement is accepted by or on behalf of the Trust, which acceptance may be withheld in the Trust's sole discretion, and (iv) the Trust can and has confirmed that the subscription amount has been received in the account listed in
         Section 1 above.

4. SUBSCRIBER represents and warrants to the Trust that SUBSCRIBER has received a copy of the Private Placement Memorandum dated June __, 1999 (the "Placement Memorandum") relating to the offer for sale by the Trust of the Shares and has had an opportunity to request a Statement of Additional Information dated as of June __, 1999 (the "SAI"), and has reviewed the Placement Memorandum carefully prior to executing this Subscription Agreement. SUBSCRIBER acknowledges that SUBSCRIBER had the opportunity to ask questions of, and receive answers from, representatives of the Trust concerning terms and conditions of the Offering and to obtain any additional information necessary to verify the accuracy of the information contained in the Placement Memorandum or the SAI. SUBSCRIBER further acknowledges that no person is authorized to give any information or to make any representation which is contrary to the information contained in the Placement Memorandum or the SAI and that, if given or made, any such contrary information or representation may not be relied upon as having been authorized.

5. SUBSCRIBER understands and agrees that an entry expense may be applicable to this subscription for the Shares according to the terms described in the Placement Memorandum, and that some of the funds paid under this Agreement may be applied to such entry expense.

6. SUBSCRIBER hereby elects:

         / / To reinvest all distributions of income and realized capital gains from a Fund in additional shares of that Fund OR

         / / To receive all distributions of income and realized capital gains from a Fund as cash when declared OR

         / / To reinvest all realized capital gains from a Fund in additional shares of the Fund and to receive all distributions of income as cash.

         SUBSCRIBER understands and agrees that, unless otherwise indicated above, SUBSCRIBER will be deemed to have elected to reinvest all distributions of income and capital gains.


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7.       SUBSCRIBER understands and acknowledges that, in selling the Shares to
         SUBSCRIBER, the Trust is relying on the representations made and information supplied in this Subscription Agreement to determine that the sale of the Shares to SUBSCRIBER complies with (or meets the requirements of any applicable exemption from) the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws.

8. SUBSCRIBER represents that it is acquiring the Shares subscribed for by this Subscription Agreement for its own account for investment only and not with a view to any resale or distribution.

9. SUBSCRIBER represents that it (either alone or together with its purchaser representative, whose identity has been disclosed to the Trust, if any) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment represented by the Trust and that SUBSCRIBER is able to bear the economic risk of this investment including the risk of loss of the investment.

10. SUBSCRIBER understands that the Trust will offer the Shares only to investors which qualify as "accredited investors" as defined in Regulation D under the 1933 Act. SUBSCRIBER represents that it qualifies as an "accredited investor" because SUBSCRIBER is described in the paragraph or paragraphs indicated below: (CHECK ONE OR MORE).

         / / A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

         / / A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of purchase of the Shares.

         / / A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the 1933 Act.

         / / An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000.


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         / /      A private business development company as defined in Section
                  202(a)(22) of the Investment Advisers Act of 1940, as amended.

         / / A bank as defined in Section 3(a)(2) of the 1933 Act, or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under
                  Section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
                  Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

         / / A Trustee or Executive Officer of the Trust whose purchase exceeds $1,000,000.

         / / An entity in which all of the equity owners are accredited investors as defined above.

11. SUBSCRIBER represents that it is a resident of (or, if SUBSCRIBER is an entity, its principal offices are located in) __________________.
                                            (U.S. State)

12. SUBSCRIBER agrees to promptly notify the Trust of any development that causes any of the representations made or information supplied in this Subscription Agreement to be untrue at any time.

13. SUBSCRIBER understands that the Shares are not publicly traded and that there will be no public market for the Shares upon completion of the Offering.

14. SUBSCRIBER understands and agrees that the Shares are being sold in a transaction which is exempt from the registration requirements of the 1933 Act and, in certain cases, of state securities laws, and that such interests will be subject to transfer restrictions under the 1933 Act and applicable state securities laws and, except to


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         the extent that redemption is permitted as described in the Placement
         Memorandum and the SAI, must be held indefinitely unless subsequently registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available. The undersigned further understands and agrees that the Trust is under no obligation to register such Shares and that any exemptions are extremely limited.

15. SUBSCRIBER agrees to transfer all or any part of its Shares only in compliance with all applicable conditions and restrictions contained in this Subscription Agreement, the Placement Memorandum, the SAI, the 1933 Act and any applicable state securities laws.

16. SUBSCRIBER hereby agrees to be bound by all terms and conditions of this Subscription Agreement.

17. This Subscription Agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts and is intended to take effect as an instrument under seal and shall be binding on SUBSCRIBER in accordance with its terms.


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18.      Please sign this Subscription Agreement exactly as you wish your Shares to be registered. (The information supplied by you below should conform to that given on the cover page).

Dated:             ,             Name of SUBSCRIBER:
       -----------   ------                          --------------------

                                 By:
                                    ---------------------------

                                 Name of Person Signing if different
                                 from SUBSCRIBER:
                                                 ------------------------
                                                     (please print)

                                 Capacity:
                                          -------------------------------
                                                     (please print)

                                 Accepted:

                                 MARTIN CURRIE BUSINESS TRUST

                                 By:
                                    ----------------------------
                                 Name:
                                 Title:

     A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of any Fund individually but are binding only upon the assets and property belonging to the Funds.


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Part B.  INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 10. COVER PAGE

      See the Cover Page of the Statement of Additional Information attached as Appendix B to this Part B of the Registration Statement (the "Statement of Additional Information").

Item 11. TABLE OF CONTENTS

      See the Table of Contents of the Statement of Additional Information.

Item 12. GENERAL INFORMATION AND HISTORY

      Not applicable.

Item 13. INVESTMENT OBJECTIVES AND POLICIES

      See the section entitled "Investment Objectives, Policies and Restrictions" in the Statement of Additional Information.

Item 14. MANAGEMENT OF THE FUND

      See the section entitled "Management of the Trust" in the Statement of Additional Information.

Item 15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

      See the section entitled "Management of the Trust" in the Statement of Additional Information.

Item 16. INVESTMENT ADVISORY AND OTHER SERVICES

      See the section entitled "Investment Advisory and Other Services" and "Distribution and Servicing Plans" in the Statement of Additional Information.

Item 17. BROKERAGE ALLOCATION

      See the section entitled "Portfolio Transactions and Brokerage" in the Statement of Additional Information.



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Item 18. CAPITAL STOCK AND OTHER SECURITIES

      See the Cover Page of the Private Placement Memorandum and the sections entitled "Description of the Trust"; "Redemptions" and "Income Dividends, Capital Gain Distributions and Tax Status" in the Statement of Additional Information.

Item 19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

      See the sections entitled "How to Buy Shares" "Redemptions" and "Net Asset Value and Offering Price" in the Statement of Additional Information.

Item 20. TAX STATUS

      See the section entitled "Income Dividends, Capital Gain Distributions and Tax Status" in the Statement of Additional Information.

Item 21. UNDERWRITERS

      Not applicable.

Item 22. CALCULATION OF PERFORMANCE DATA

      Not applicable.

Item 23. FINANCIAL STATEMENTS

      See the section entitled "Financial Statements" in the Statement of Additional Information.